UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

Excelsior LaSalle Property Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51948 (Commission File Number)	20-1432284 (IRS Employer Identification No.)
225 High Ridge Road Stamford, CT (Address of principal executive offices)	06905 (Zip Code)
(203) 352-4400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.01.           Completion of Acquisition or Disposition of Assets.

On November 21, 2007, Excelsior LaSalle Property Fund, Inc. (the “Fund”) acquired 78% tenancy-in-common interests in four student oriented apartment communities.  The gross purchase price for the portfolio was approximately $148.5 million, of which the Fund’s share was approximately $115.8 million.  The four apartment communities were acquired using proceeds from four cross-collateralized loans totaling $98.8 million, fixed-rate for seven years at 5.57%, interest only for the first two years.  The loans allow for an automatic one-year extension option at a floating-rate which approximates LIBOR plus 2.50%. The 22% tenancy-in-common interest owner for each of these four student housing apartment communities is an investment fund advised by LaSalle Investment Management, Inc., the advisor (the “Advisor”) to the Fund.  The tenancy-in-common agreements were executed with customary business terms which provide for the sharing of net income or loss and cash flow based on each tenant-in-common’s ownership percentage.

The primary tenants at each of these four apartment communities are students enrolled at neighboring large state universities.  The apartments are designed such that each unit has a common living and kitchen area which is shared by two to four separate bath and bedroom suites.  The apartment units are leased to tenants by the bedroom.  Cabana Beach Apartments located in San Marcos, Texas near Texas State University was built in 2006 and has 276 units and 744 bedrooms.  Cabana Beach Apartments located in Gainesville, Florida near University of Florida was built between 2005 and 2007 and has 504 units and 1,488 bedrooms.  Campus Lodge Apartments located in Athens, Georgia near University of Georgia was built in 2003 and has 240 units and 480 bedrooms.  Campus Lodge Apartments located in Columbia, Missouri near University of Missouri was built in 2005 and has 192 units and 768 bedrooms.

The four properties were acquired from Cabana Beach of San Marcos, LP, Cabana South Beach Apartments LP, Agora Suites, LLC and Campus Lodge of Columbia, Ltd., all third parties unrelated to the Fund.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

In accordance with paragraph (a)(4) of Item 9.01 of Form 8-K, the financial statement required by this Item 9.01 will be filed as an amendment to this report no later than February 7, 2008, 71 calendar days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelsior LaSalle Property Fund, Inc.

By:	/s/ Henry I. Feuerstein
Henry I. Feuerstein
President and Chief Executive Officer

Date: November 27, 2007